                                                                    EXHIBIT 10.2

                           STANDBY PURCHASE AGREEMENT

      This STANDBY PURCHASE AGREEMENT (this "Agreement") dated as of December
18, 2006 by and among Movie Star, Inc., a New York corporation (the "Company"),
Fursa Alternative Strategies LLC (formerly known as Mellon HBV Alternative
Strategies LLC) ("Fursa"), a Delaware limited liability company, the Fursa
Managed Accounts (hereinafter defined), TTG Apparel, LLC, a Delaware limited liability company ("Apparel"), and Tokarz Investments, LLC, a Delaware limited liability company ("Investments," and together with Apparel, "TTG") (TTG and the
Fursa Managed Accounts are hereafter collectively referred to as the "Standby
Purchasers", and individually, as a "Standby Purchaser").

      WHEREAS, the Company has entered into that certain Agreement and Plan of
Merger and Reorganization dated as of the date hereof by and among the Company and the other parties thereto (the "Merger Agreement") providing for the merger
(the "Merger") of a wholly-owned subsidiary of the Company with FOH Holdings,
Inc., a Delaware corporation;

      WHEREAS, pursuant to the Merger Agreement, the Company will issue to the
Fursa Managed Accounts and Investments shares (the "Merger Shares") of its common stock (the "Common Stock");

      WHEREAS, pursuant to the Merger Agreement, the Company will issue to Fursa
Master Rediscovered Opportunities Fund L.P. (formerly known as Mellon HBV Master
Rediscovered Opportunities Fund L.P.), a Delaware limited partnership, and Fursa
SPV LLC (formerly known as Mellon HBV SPV LLC), a Delaware limited liability company, shares of its Series A 7.5% Convertible Preferred Stock (the "Preferred
Stock Shares"), convertible to Common Stock (such shares of Common Stock issuable upon any conversion, the "Preferred Stock Conversion Shares");

      WHEREAS, in connection with the Merger, the Company is proposing, as soon as practicable after the Rights Offering Effective Date and the date of mailing of the Proxy Statement (each as defined herein), to distribute to holders of
Common Stock of record as of the close of business on the Record Date (as defined herein), non-transferable rights (the "Rights") to subscribe for and purchase additional shares of Common Stock (the "Rights Shares") at a subscription price (the "Subscription Price") in accordance with the term sheet attached hereto as Exhibit A (such term sheet, the "Term Sheet" and such offering, the "Rights Offering");

      WHEREAS, pursuant to the Rights Offering, stockholders of record will receive the number of Rights for each share of Common Stock held by them as of the Record Date as set forth in the Term Sheet, and each Right will entitle the holder to purchase the number of Rights Shares as determined pursuant to the
Term Sheet at the Subscription Price (the "Basic Subscription Privilege");

      WHEREAS, the Company has requested the Standby Purchasers to agree to purchase from the Company upon expiration of the Rights Offering, and the
Standby Purchasers are willing, subject to the terms and conditions set forth herein, to so purchase the specified number of Rights Shares set forth herein, at the Subscription Price, to the extent such Rights Shares are not purchased by stockholders pursuant to the exercise of Rights;

      WHEREAS, solely in order to further induce the Standby Purchasers to enter into this Agreement and as compensation to the Standby Purchasers for their commitments hereunder, the Company has agreed to grant to the Standby Purchasers
(including any of their permitted assignees) warrants (the "Guarantor Warrants")
representing the right to purchase additional shares of Common Stock (the
"Warrant Shares") pursuant to this Agreement, which Guarantor Warrants shall be substantially in the form attached hereto as Exhibit B; and

      WHEREAS, in order to further induce the Standby Purchasers to enter into this Agreement, the Company has agreed to grant the Standby Purchasers
(including any of their permitted assignees) registration rights with respect to the Securities (as defined herein) purchased by them pursuant to this Agreement pursuant to a registration rights agreement substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement");

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      Section 1.  Certain Other Definitions. The following terms used herein shall have the meanings set forth below:

      "Affiliate" shall have the meaning set forth in the Merger Agreement.

      "Agreement" shall have the meaning set forth in the preamble hereof.

      "Basic Subscription Privilege" shall have the meaning set forth in the recitals hereof.

      "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New
York.

      "Closing" shall have the meaning set forth in Section 6.

      "Closing Date" shall have the meaning set forth in Section 6.

      "Commission" shall mean the United States Securities and Exchange
Commission, or any successor agency thereto.

      "Common Stock" shall have the meaning set forth in the recitals hereof.

      "Company" shall have the meaning set forth in the preamble hereof.

      "Company Stockholders Agreement" shall have the meaning set forth in the
Merger Agreement.

      "Effective Time" shall have the meaning set forth in the Merger Agreement.

      "Escrow Agreement" shall have the meaning set forth in the Merger
Agreement.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

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      "Fursa" shall have the meaning set forth in the preamble hereof.

      "Fursa Guarantor Warrants" shall have the meaning set forth in Section
3(a).

      "Fursa Managed Accounts" shall mean certain funds and accounts affiliated with, managed by, or over which Fursa or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, set forth on Schedule 1 and are parties hereto or such funds and accounts to which proper assignments have been made pursuant to Section 16 herein.

      "Losses" shall have the meaning set forth in Section 11(a).

      "Merger" shall have the meaning set forth in the recitals hereof.

      "Merger Agreement" shall have the meaning set forth in the recitals hereof.

      "Merger Closing" shall have the meaning set forth in Section 2(d).

      "Merger Shares" shall have the meaning set forth in the recitals hereof.

      "Person" shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

      "Preferred Stock Conversion Shares" shall have the meaning set forth in the recitals hereof.

      "Preferred Stock Shares" shall have the meaning set forth in the recitals hereof.

      "Prospectus" shall mean a prospectus, as defined in Section 2(10) of the
Securities Act, that meets the requirements of Section 10 of the Securities Act and is current with respect to the securities covered thereby.

      "Proxy Statement" shall mean a definitive proxy statement filed with the
Commission relating to the Merger, the Rights Offering and the transactions contemplated thereunder, together with all amendments, supplements and exhibits thereto.

      "Purchase Notice" shall have the meaning set forth in Section 2(c).

      "Purchase Price" shall have the meaning set forth in Section 2(c).

      "Record Date" shall be the date which is two (2) Business Days prior to the date of mailing of the Proxy Statement.

      "Registration Rights Agreement" shall have the meaning set forth in the recitals hereof.

      "Rights" shall have the meaning set forth in the recitals hereof.

      "Rights Agent" shall have the meaning set forth in Section 8(a).

                                      - 3 -

      "Rights Offering" shall have the meaning set forth in the recitals hereof.

      "Rights Offering Effective Date" shall mean the date on which the subscription under the Rights Offering commences.

      "Rights Offering Expiration Date" shall mean the date on which the subscription period under the Rights Offering expires.

      "Rights Offering Registration Statement" shall mean the Company's
Registration Statement on Form S-1 under the Securities Act or such other appropriate form under the Securities Act, pursuant to which the Rights and underlying shares of Common Stock will be registered pursuant to the Securities
Act.

      "Rights Shares" shall have the meaning set forth in the recitals hereof.

      "Satisfaction Notice" shall have the meaning set forth in Section 2(c).

      "Securities" shall mean (i) the Merger Shares, the Guarantor Warrants, the
Warrant Shares, the Preferred Stock Shares and the Preferred Stock Conversion
Shares and (ii) those of the Unsubscribed Shares that are acquired by the
Standby Purchasers in accordance with Section 2 as the case may be.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

      "Shareholders Agreement" shall have the meaning set forth in the Merger
Agreement.

      "Standby Purchaser" shall have the meaning set forth in the preamble hereof.

      "Subscription Price" shall have the meaning set forth in the recitals hereof.

      "Term Sheet" shall have the meaning set forth in the recitals hereof.

      "TTG" shall have the meaning set forth in the preamble hereof.

      "TTG Guarantor Warrants" shall have the meaning set forth in Section 3(b).

      "Unsubscribed Shares" shall have the meaning set forth in Section 2(b).

      "Unsubscribed Shares Backstop" shall have the meaning set forth in Section
2(b).

      "Warrant Shares" shall have the meaning set forth in the recitals hereof.

      Section 2.  Standby Purchase Commitment.

            (a)   TTG hereby agrees that it shall not, and shall cause its
Affiliates not to purchase from the Company any of the Rights Shares that will be available for purchase by TTG and/or any of its Affiliates pursuant to its
Basic Subscription Privilege.

                                      - 4 -

            (b)   If and to the extent that Rights Shares are not purchased by the Company's stockholders pursuant to the exercise of Rights (such shares that are not purchased, the "Unsubscribed Shares"), the Standby Purchasers hereby agree to purchase from the Company, and the Company hereby agrees to sell to the
Standby Purchasers, at the Subscription Price, the Unsubscribed Shares,
provided, however, that in no event shall the Standby Purchasers be obligated to purchase a number of Unsubscribed Shares which exceeds a number equal to the quotient of Twenty Million and No/100 Dollars ($20,000,000) divided by the
Subscription Price (such aggregate maximum number of shares, the "Unsubscribed
Shares Backstop"). It is acknowledged and agreed that, if and to the extent the
Standby Purchasers are required to purchase Unsubscribed Shares pursuant to this subsection (b), TTG shall purchase fifty percent (50%) of the Unsubscribed
Shares and the Fursa Managed Accounts shall, on a several but not on a joint and several basis purchase the other fifty percent (50%) of the Unsubscribed Shares, pro rata based on the ownership of the Company Common Stock (as defined in the
Merger Agreement) owned by each such Fursa Managed Account as of the Record
Date, up to an amount which in the aggregate shall not exceed the Unsubscribed
Shares Backstop.

            (c)   The next Business Day after the Rights Offering Expiration
Date, the Company shall deliver to each of the Standby Purchasers a written certification by an executive officer of the Company of either (i) the number of
Unsubscribed Shares and the aggregate purchase price (the "Purchase Price")
thereof (a "Purchase Notice") or (ii) in the absence of any Unsubscribed Shares, of the fact that there are no Unsubscribed Shares and that the commitment to subscribe for Unsubscribed Shares is terminated (a "Satisfaction Notice").

            (d)   Provided that a Purchase Notice has been delivered to each of the Standby Purchasers, on the day of the consummation of the transactions contemplated by the Merger Agreement (the "Merger Closing"), each Standby
Purchaser shall deliver to the Company by wire transfer of immediately available funds, the Purchase Price for the applicable number of Unsubscribed Shares that such Standby Purchaser is obligated to purchase pursuant to Section 2(b).

            (e)   Notwithstanding anything else contained in this Agreement, and except as it may be required in connection with the execution, delivery and performance of this Agreement, the Shareholders Agreement, the Merger Agreement
and the transactions contemplated thereby, Fursa, the Fursa Managed Accounts and
TTG shall not take any action that would require them to collectively file a
Schedule 13D as a result of forming a "group" pursuant to Rule 13d-5(b)(l) of the Exchange Act).

      Section 3.  Guarantor Warrants.

            (a)   Fursa. Upon the Closing of the transactions contemplated
hereby, the Company shall issue Guarantor Warrants to the Fursa Managed Accounts representing collectively, the right to purchase a number of additional shares of Common Stock equal to 5.25% of the number of shares of Common Stock to be offered in the Rights Offering pro rata based on their ownership on the Record
Date or as the Fursa Managed Accounts may otherwise direct the Company in writing, which Guarantor Warrants shall be substantially in the form attached hereto as Exhibit B (the "Fursa Guarantor Warrants").

                                      - 5 -

            (b)   TTG. Upon the Closing of the transactions contemplated hereby, the Company shall issue to TTG Guarantor Warrants representing the right to purchase a number of additional shares of Common Stock equal to 5.25% of the number of shares of Common Stock to be offered in the Rights Offering, which
Guarantor Warrants shall be substantially in the form attached hereto as Exhibit
B (the "TTG Guarantor Warrants").

      Section 4.  Representations and Warranties of the Company.  The Company
represents and warrants to the Standby Purchasers as follows:

            (a)   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

            (b)   This Agreement has been duly and validly authorized, executed and delivered by the Company and, subject to approval by the Company's stockholders, constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (c)   The authorized capital of the Company consists of (A)
30,000,000 shares of Common Stock, of which, (B) 15,792,787 shares were issued and outstanding, as of the date hereof. All of the outstanding shares of Common
Stock have been duly authorized, are validly issued, fully paid and nonassessable and were offered, sold and issued in compliance with all applicable federal and state securities laws and without violating any contractual obligation or any other preemptive or similar rights.

            (d)   Subject to the approval of the Company's stockholders, all of the Securities and Rights Shares will have been duly authorized for issuance prior to the Closing, and, when issued and distributed as set forth in the
Prospectus, will be validly issued, fully paid and non-assessable; and none of the Securities or Rights Shares will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company's Certificate of Incorporation, as amended, the Company's bylaws, as amended, or any agreement or instrument to which the Company is a party or by which it is bound.

      Section 5.  Representations and Warranties of Fursa and the Standby
Purchasers. Except for the representations and warranties set forth in Section
5(g), which shall be given by Fursa and the Fursa Managed Accounts, only, Fursa and each Standby Purchaser, severally and not jointly, represents and warrants to the Company, as to itself only, as follows:

            (a)   Such Person is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its state of organization and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

                                      - 6 -

            (b)   This Agreement has been duly and validly authorized, executed and delivered by such Person and constitutes a binding obligation of such Person enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (c)   Such Standby Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and is acquiring the Securities for investment for its own account, with no present intention of dividing its participation with others (other than in accordance with Section 2(b) and
Section 16) or reselling or otherwise distributing the same in violation of the
Securities Act or any applicable state securities laws, and such Standby
Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities, and is capable of bearing the economic risks of such investment.

            (d)   The Standby Purchasers are not "affiliates" (within the
meaning of Rule 405 of the Securities Act) of one another, are not acting in concert and are not members of a "group" (within the meaning of Section 13(d)(3)
of the Exchange Act) and except as set forth in, as applicable, this Agreement, the Shareholders Agreement, the Merger Agreement and the agreements executed and delivered in connection therewith, have no current intention to act in the future in a manner that would make them members of such a group.

            (e)   Such Person understands that: (i) other than pursuant to the
Registration Rights Agreement, the resale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be sold or otherwise transferred unless (a) the
Securities are sold or transferred pursuant to an effective registration statement under the Securities Act, (b) at the Company's request, the Standby
Purchasers, as the case may be, shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to the Company's counsel) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (c) the Securities are sold pursuant to Rule 144 promulgated under the Securities Act; (ii) any sale of such Securities made in reliance on Rule 144 under the Securities Act may be made only in accordance with the terms of such Rule; and (iii) except as set forth in the Registration
Rights Agreement, neither the Company nor any other Person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

            (f)   Each Standby Purchaser has and will have prior to the Merger
Closing sufficient cash, available lines of credit or other sources of immediately available funds to enable it to deliver to the Company the Purchase
Price for the applicable number of Unsubscribed Shares that such Standby
Purchaser is obligated to purchase pursuant to Section 2(b) of this Agreement.

            (g)   Fursa is, and during the effectiveness of the agreements set forth in this Section 5(g) will be, duly authorized to act for and on behalf of each of the Fursa Managed

                                      - 7 -

Accounts regarding the subject matter of this Agreement, the Merger Agreement, the Registration Rights Agreement, the Company Stockholders Agreement, the
Shareholders Agreement and the Escrow Agreement and has and shall have the authority to bind the Fursa Managed Accounts and their permitted transferees and assignees at all times.

      Section 6.  Closing. Unless this Agreement is terminated pursuant to
Section 11 hereof, the closing (the "Closing") shall take place at the offices of Cooley Godward Kronish LLP, 1114 Avenue of the Americas, New York, New York,
10036, at 10 AM, New York City time, immediately following the Effective Time of the Merger or such other date, time and place as shall be agreed by the Standby
Purchasers and the Company the ("Closing Date").

      Section 7.  Deliveries at Closing.

            (a)   At the Closing, each Standby Purchaser shall deliver to the
Company by wire transfer of immediately available funds, the Purchase Price for the applicable number of Unsubscribed Shares that such Standby Purchaser is obligated to purchase pursuant to Section 2(b) of this Agreement.

            (b)   At the Closing, the Company shall deliver the following:

                  (i)     To each Standby Purchaser, as directed by such Standby
Purchaser, a certificate or certificates representing the number of shares of
Common Stock issued to such Standby Purchaser pursuant to Section 2 in respect of the applicable number of Unsubscribed Shares that such Standby Purchaser is obligated to purchase hereunder.

                  (ii)    To the Fursa Managed Accounts, as directed by Fursa,
the Fursa Guarantor Warrants; and

                  (iii)   To TTG, the TTG Guarantor Warrants.

      Section 8.  Covenants.

            (a)   Covenants. The Company agrees as follows between the date
hereof and the Closing Date:

                  (i)     As soon as reasonably practicable after the Company is
advised or obtains knowledge thereof, to advise the Standby Purchasers with a confirmation in writing, of (A) the time when the Rights Offering registration statement (the "Rights Offering Registration Statement") or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed, (B) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Rights Offering Registration Statement or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (C) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the Rights Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (D) the receipt of any comments from the Commission, and (E) any request by the Commission for any amendment to the Rights Offering Registration
Statement or any amendment or supplement to

                                      - 8 -

the Prospectus or for additional information. The Company will use its reasonable best efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible;

                  (ii)    To notify, or to cause the rights agent for the Rights
Offering (the "Rights Agent") to notify, on each Friday during the exercise period of the Rights, or more frequently if reasonably requested by any Standby
Purchaser, the Standby Purchasers of the aggregate number of Rights known by the
Company or the Rights Agent to have been exercised pursuant to the Rights
Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be.

                  (iii)   Subject to the necessary approvals of the shareholders
of the Company's Common Stock, upon the consummation of the Merger Closing, the
Company shall have sufficient shares reserved for the issuance of: (A) the
Merger Shares, (B) the Rights Shares, (C) the Warrant Shares, (D) the Preferred
Stock Shares, and (E) the Preferred Stock Conversion Shares.

      Section 9.  Condition to Closing. The obligations of each of the Company and the Standby Purchasers to consummate the transactions contemplated hereunder in connection with the Rights Offering are subject to the Merger Closing having occurred.

      Section 10. Restrictive Legends. The Standby Purchasers understand and agree that the Securities will bear the legends substantially similar to the legends set forth below in addition to any other legend that may be required by applicable law or by any agreement between the Company and any of the Standby
Purchasers . The legends may be removed in accordance with the terms and procedures set forth in the Shareholders Agreement.

            (a)   "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED." (THE "SECURITIES ACT")
OR OTHER APPLICABLE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED
OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION
STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN
EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

            (b)   THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
FURTHER RESTRICTIONS ON TRANSFER PURSUANT TO THE TERMS OF A SHAREHOLDERS
AGREEMENT WITH THE COMPANY, DATED AS OF ____, 2007, A COPY OF WHICH IS ON FILE
AT THE OFFICE OF THE COMPANY

      Section 11. Indemnification and Contribution.

            (a)   Indemnification by the Company. The Company shall indemnify and hold harmless the Standby Purchasers and their respective permitted transferees and permitted assignees, each of their respective directors and officers and each other Person, if any, who controls the Standby Purchasers, their permitted assignees or their permitted transferees within the meaning of the Securities Act (all such Persons being hereinafter referred to, collectively, as

                                      - 9 -

the "Standby Indemnified Persons"), against any losses, claims, damages or liabilities, joint or several (together "Losses"), to which any of the Standby
Indemnified Persons may become subject (i) as a result of any breach by the
Company of any of its representations, warranties or covenants contained herein or in any certificate delivered hereunder (ii) under the Securities Act or any other statute or at common law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (A) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement filed by the Company in connection with the Rights Offering, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (B) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Standby Indemnified Person for any reasonable legal or any other expenses reasonably incurred by such Standby
Indemnified Person in connection with investigating or defending any such Loss;
provided, however, that the Company shall not be liable in any such case to any
Standby Indemnified Person to the extent that any such Loss arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Standby Indemnified Person specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Standby
Indemnified Person, and shall survive the transfer of such Securities or Rights
Shares by such Standby Indemnified Persons.

            (b)   Indemnification by each Standby Purchaser. Each Standby
Purchaser by acceptance thereof, severally, and not jointly, agree to indemnify and hold harmless the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act (all such Persons being hereinafter referred to, collectively, as the "Company
Indemnified Persons," and together with the Standby Indemnified Persons, the
"Indemnified Persons") against any Losses, to which any of the Company
Indemnified Persons may become subject (i) as a result of any breach by such
Standby Purchaser of any of its representations, warranties or covenants contained herein or in any certificate delivered hereunder or (ii) under the
Securities Act or any other statute or at common law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon information provided to the Company by such Standby Purchaser specifically for use in any registration statement filed in connection with the Rights Offering, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.

            (c)   Notice of Claims, etc. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person, except to the extent the indemnifying party is actually prejudiced thereby) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A)
the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall

                                     - 10 -

have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent
(but such consent will not be unreasonably withheld or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing, which consent shall not be unreasonably withheld or delayed. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

            (d)   Contribution. (i) If the indemnification provided for in this
Section 11 is unavailable to an Indemnified Person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Person in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified
Persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the
Indemnified Persons, and their relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  (ii)    The parties hereto agree that it would not be just and
equitable if contribution pursuant to this Section 11 (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      Section 12. Termination. This Agreement may be terminated at any time prior to the Closing Date, by the Company on the one hand or either of the
Standby Purchasers on the other hand by written notice to the other parties hereto:

                  (i)     If there is a material breach of this Agreement by the
other party that is not cured within fifteen (15) days after receipt of written notice by such breaching party; or

                                     - 11 -

                  (ii)    Upon the termination of the Merger Agreement in
accordance with Article X thereof.

      Section 13. Effect of Termination.

      In the event of the termination of this Agreement pursuant to Section 12 hereof, this Agreement (other than Section 12 (Termination), Section 13 (Effect of Termination), Section 15 (Notices) and Section 18 (Governing Law and Venue;
Waiver of Jury Trial) which shall remain in full force and effect) shall forthwith become null and void and no Party hereto shall have any liability or further obligation to any other Party hereto under this Agreement, except as provided in this Section 13; provided, however, that the termination of this
Agreement pursuant to Section 13 hereof shall not relieve any Party for liability for breach of this Agreement of limit or restrict any of the other
Party's remedies in respect of such applicable breach. In addition, in the event of the termination of this Agreement pursuant to Section 12, pursuant to the terms of the Escrow Agreement, the Escrow Agent shall return to each Standby
Purchaser their respective Escrow Amounts, in the event it was previously deposited with the Escrow Agent.

      Section 14. Survival. The representations and warranties of the Company and each of the Standby Purchasers contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.

      Section 15. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be deemed duly given (i) upon delivery if hand delivered at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (ii) on the fifth business day after deposit into the mail, if deposited in the mail, registered or certified, return receipt requested, postage prepaid, addressed to the address designated below,
(iii) upon delivery if delivered by reputable express courier service to the address designated below, or (iv) upon confirmation of transmission if transmitted by facsimile to the facsimile number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received). The addresses and facsimile numbers for such communications shall be:

            (a)   if to Fursa or any Fursa Managed Account, at:

                  Fursa Alternative Strategies LLC
                  The MetLife Building
                  200 Park Avenue, 54th Floor
                  New York, NY 10166
                  Attention:   Patrick Brennan
                  Facsimile:   (212) 922-8955

            with a copy, which shall not constitute notice, to:

                  Torys LLP

                                     - 12 -

                  237 Park Avenue
                  New York, New York  10017
                  Attention:   Joris M. Hogan
                  Facsimile:   (212) 682-0200

            (b)   if to TTG, at:

                  Tokarz Investments, LLC
                  287 Bowman Avenue
                  Purchase, NY 10577
                  Attention:   Michael Tokarz
                  Facsimile:   (914) 251-1816

            with a copy, which shall not constitute notice, to:

                  Wildman, Harrold, Allen & Dixon LLP
                  225 W. Wacker Drive,
                  Suite 3000
                  Chicago, Illinois 60606
                  Attention:   John L. Eisel
                  Facsimile:   (312) 201-2555

            (c)   if to the Company, at:

                  Movie Star, Inc.
                  1115 Broadway
                  New York, NY 10010.
                  Attention:   Melvin Knigin
                  Facsimile:   (212) 213-4925

            with a copy, which shall not constitute notice, to:

                  Cooley Godward Kronish LLP
                  1114 Avenue of the Americas
                  New York, New York  10036
                  Attention:   Scott L. Kaufman
                  Facsimile:   (212) 401-4772

            with a second copy, which shall not constitute notice, to:

                  Graubard Miller
                  405 Lexington Avenue, 19th Floor
                  New York, NY  10174
                  Attention:   Peter M. Ziemba
                  Facsimile:   (646) 227-5400

Either party hereto may from time to time change its address or facsimile number for notices under this Section 15 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto. If notice is given pursuant to this Section 15 of any assignment to a permitted successor or assign of a party hereto, the notice shall be given as set forth above to such successor or permitted assign of such party.

                                     - 13 -

      Section 16. Assignment. This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns, including any person to whom Securities are transferred in accordance herewith. This Agreement, or the Standby Purchasers'
obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by either Standby Purchaser to any Affiliate (as defined in Rule 12b-2 under the Exchange Act) of such Standby Purchaser or to any other Person, managed fund or managed client account over which such Standby Purchaser or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, provided, that any such assignee shall, as a condition to the effectiveness of any such assignment, assume within five Business Days of any such assignment, the obligations of such Standby
Purchaser hereunder and agree in writing to be bound by the terms of this
Agreement in the same manner as such Standby Purchaser, as the case may be.
Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve such Standby Purchaser of its obligations hereunder.

      Section 17. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein, with respect to the standby purchase commitments or the registration rights granted by the
Company with respect to the Securities and the Rights Shares. This Agreement
supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

      Section 18. Governing Law And Venue; Waiver Of Jury Trial. THIS AGREEMENT
SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED,
CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW
YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTION
5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. The parties hereto hereby irrevocably submit exclusively to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York in connection with all disputes, claims or controversies arising out of or relating to this Agreement and the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties for purposes of the foregoing.

            (a)   EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY
WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND
DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND
UNCONDITIONALLY WAIVES ANY RIGHT

                                     - 14 -

SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR
INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS
CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i)
NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED,
EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF
LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS
AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS
WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS
AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 18.

      Section 19. Severability. If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

      Section 20. Extension or Modification of Rights Offering. Without the
prior written consent of the Standby Purchasers, the Company may (i) waive irregularities in the manner of exercise of the Rights, and (ii) waive conditions relating to the method (but not the timing) of the exercise of the
Rights to the extent that such waiver does not materially adversely affect the interests of the Standby Purchasers.

      Section 21. Specific Performance. The parties agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with the terms of this Agreement and that therefore the
Parties shall be entitled to seek specific performance of the terms of this
Agreement in addition to any other remedy at law or equity, without the necessity of proving irreparable harm or posting bond or other security.

      Section 22. Miscellaneous.

            (a)   The Company shall not after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to holders of Securities in this Agreement.

            (b)   The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

            (c)   This Agreement may be executed in any number of counterparts
(including by facsimile), each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

                                     - 15 -

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     - 16 -

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                               MOVIE STAR, INC.

                               By:               /s/ Saul Pomerantz
                                      ------------------------------------------
                                      Name: Saul Pomerantz
                                      Title: Exec. VP

                               FURSA ALTERNATIVE STRATEGIES LLC

                               By:               /s/ Patrick Brennan
                                      ------------------------------------------
                                      Name: Patrick Brennan
                                      Title: CAO

                               FURSA REDISCOVERED OPPORTUNITIES
                               FUND L.P.
                                      By: FURSA ADVISORS LLC, its sole
                                      general partner

                               By:               /s/ Patrick Brennan
                                      ------------------------------------------
                                      Name: Patrick Brennan
                                      Title: CAO

                               FURSA GLOBAL EVENT DRIVEN FUND L.P.
                                      By: FURSA ADVISORS LLC, its sole
                                      general partner

                               By:               /s/ Patrick Brennan
                                      ------------------------------------------
                                      Name: Patrick Brennan
                                      Title: CAO

                               FURSA CAPITAL PARTNERS LP
                                      By: FURSA ADVISORS LLC, its sole
                                      general partner

                               By:               /s/ Patrick Brennan
                                      ------------------------------------------
                                      Name: Patrick Brennan
                                      Title: CAO

                               BLACKFRIARS MASTER VEHICLE LLC

                               By:               /s/ Patrick Brennan
                                      ------------------------------------------
                                      Name: Patrick Brennan
                                      Title: CAO

                               AXIS RDO LTD.

                               By:               /s/ Patrick Brennan
                                      ------------------------------------------
                                      Name: Patrick Brennan
                                      Title: CAO

                               TTG APPAREL, LLC

                               By:               /s/ Michael Tokarz
                                      ------------------------------------------
                                      Name: Michael Tokarz
                                      Title: Manager

                               TOKARZ INVESTMENTS, LLC

                               By:               /s/ Michael Tokarz
                                      ------------------------------------------
                                      Name: Michael Tokarz
                                      Title: Manager

                                    EXHIBIT A

                           RIGHTS OFFERING TERM SHEET

                           RIGHTS OFFERING TERM SHEET

Securities Offered                  Rights to purchase an aggregate of $20 million of new shares of Movie Star, Inc.
                                    Common Stock (collectively, the "New Shares") will be offered to Movie Star,
                                    Inc.'s shareholders (hereinafter referred to as the "Holders").  Holders will be entitled to receive one Right per share held by them as of the Rights Record
                                    Date.  Each Right will be exercisable for the purchase of that number of shares of Movie Star, Inc. Common Stock described below under the Basic Subscription
                                    Privilege.

Subscription Price                  The product of 0.85 and the average closing price of Movie Star, Inc. shares during the twenty trading days immediately preceding the Rights Record Date.

Subscription Period                 For 30 days ending two business days prior to closing of the Merger or as otherwise agreed by FOH Holdings, Inc. and Movie Star, Inc.

Rights Record Date                  TBD.

Basic Subscription Privilege        Each Right will entitle the Holder thereof to subscribe for and purchase at the
                                    Subscription Price a number of shares of Movie Star, Inc. Common Stock equal to the following:

                                                                D
                                                               ---
                                                     N =        S
                                                              ------
                                                                O

                                    Where:           N is:    The number of shares of Movie Star, Inc. Common Stock
                                                              per Right,

                                                     D is:    $20,000,000,

                                                     S is:    The Subscription Price,

                                                     O is:    The total number of shares of Movie Star, Inc. Common
                                                              Stock outstanding (as adjusted to the date of the
                                                              calculation),

                                     provided, however, that no Holder shall be entitled to subscribe for New Shares which would result in that Holder owning more than 4.9% of the total outstanding shares of Movie Star, Inc. Common Stock. There will be no fractional shares or cash payment for fractional shares.

Oversubscription Privilege          Holders who exercise their Rights in full will have the right to oversubscribe for and purchase at the Subscription Price an additional number of whole shares of Movie Star, Inc. Common Stock in an amount not exceeding, in the aggregate, the number of unexercised Rights as of the Expiration Time, on a pro rata basis;
                                    provided, however, that no Holder shall be entitled to subscribe for New Shares which would result in that holder owning more than 4.9% of the total outstanding shares of Movie Star, Inc. Common Stock.

Transfer of Rights                  The Rights shall be non-transferable.

Backstop                            FOH Holdings, Inc.'s stockholders (the "Investors") shall agree, on a several but not on a joint and several basis, to backstop the Rights for the purchase of the
                                    New Shares, as necessary to ensure the issuance of $20 million of New Shares.

Guarantor Warrants                  The Investors shall receive warrants (the "Guarantor Warrants") to acquire 10.5%
                                    of the total number of the New Shares to be offered in the Rights Offering, which shall have an exercise price equal to the Subscription Price.  The
                                    Guarantor Warrants shall be non-transferable except to affiliates and managed funds or accounts of the Investors and shall expire three years following the
                                    Expiration Date.

No Purchase by TTG                  Although TTG would be entitled to participate in the Rights Offering to the extent
                                    TTG owns shares of Movie Star, Inc. Common Stock on the Rights Record Date, TTG
                                    will agree to not exercise any Rights that it receives in the Rights Offering.

Rights Agent                        TBD.

Anti-Dilution Protection            For issues of equity below the exercise price of the
Guarantor Warrants                  Guarantor Warrant.

Use of Proceeds                     The registration statement filed in connection with the Rights Offering will reflect that the combined companies intend to utilize the net cash proceeds from the sale of the New Shares primarily for the addition of new Frederick's of
                                    Hollywood Group Inc. stores, the renovation of certain existing stores and for working capital and other general corporate purposes.

Condition Precedent                 Closing of the Merger pursuant to the Merger Agreement.

                                       A-1

                                    EXHIBIT B

                           FORM OF GUARANTOR WARRANTS

                                       B-1

                                    EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

                                       C-1

                                   SCHEDULE 1

                             Fursa Managed Accounts

Fursa Rediscovered Opportunities Fund L.P. (formerly known as Mellon HBV
Rediscovered Opportunities Fund L.P.), a Delaware limited partnership

Fursa Global Event Driven Fund L.P. (formerly known as Mellon HBV Global Event
Driven Fund L.P.), a Delaware limited partnership

Fursa Capital Partners LP (formerly known as Mellon HBV Capital Partners LP), a
Delaware limited partnership

Blackfriars Master Vehicle LLC, a Delaware limited liability company

AXIS RDO Ltd., a company incorporated in the Bahamas

                                       1-1